Exhibit 2.1

AMENDMENT TO STOCK PURCHASE AGREEMENT

This Amendment to Stock Purchase Agreement (this “Amendment”) is made and entered into as of October 22, 2026, by and among EagleTree-Gaylord Holdings Corp., a Delaware corporation (the “Company”), EagleTree-Gaylord Management Investment, L.P., a Delaware limited partnership (“Seller”), GCH Buyer, Inc., a Delaware corporation (“Buyer”), and, solely for purposes of Article VIII of the Purchase Agreement (as defined below) and the defined terms used therein, ContextLogic Holdings, LLC, a Delaware limited liability company (“LOGC Guarantor” and together with the Company, Seller and Buyer, the “Parties”, and each, a “Party”). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Purchase Agreement.

RECITALS

A.
The Parties have entered into, and constitute all of the parties to, the Stock Purchase Agreement, dated as of August 4, 2026 (the “Purchase Agreement”); and
B.
Pursuant to, and in accordance with, Section 8.6 of the Purchase Agreement, the Parties desire to amend the Purchase Agreement as provided herein.

AGREEMENT

In consideration of the premises and agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.
Amendment.
a)
Recital E to the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

E. As a condition and material inducement to Buyer’s execution, delivery and performance of this Agreement:

(i) (A) Seller and the MFR Rollover Shareholder have executed and delivered the MFR Redemption and Distribution Agreement, pursuant to which, on the Closing Date prior to the Closing, Seller will distribute to the MFR Rollover Shareholder certain Shares as specified in the MFR Redemption and Distribution Agreement (the “MFR Rollover Shares”), with a monetary value of $3,000,000 (the “MFR Rollover Amount”), in redemption of a portion of the MFR Rollover Shareholder’s limited partnership units of Seller as specified in the MFR Redemption and Distribution Agreement (such transactions contemplated by this clause (i)(A), the “MFR Redemption and Distribution”), and (B) Co-Invest, Seller and the BPC Rollover Shareholder have executed and delivered the BPC Redemption and Distribution Agreement, pursuant to which, on the Closing Date prior to the Closing, the BPC Rollover Shareholder will receive certain Shares as specified in the BPC Redemption and Distribution Agreement (the “BPC Rollover Shares”, and together with the MFR Rollover Shares, the “Rollover Shares”), with a monetary value of $4,000,000 (the “BPC Rollover Amount”, and together with the MFR Rollover Amount, the “Rollover Amount”), in sequential redemptions of all of the BPC Rollover Shareholder’s limited partnership units of Co-Invest and (immediately thereafter) of Seller as specified in the BPC Redemption and Distribution Agreement (such transactions contemplated by this clause (i)(B), the “BPC Redemptions and Distributions”, and together with the MFR Redemption and Distribution, collectively, the “Redemption and Distribution”);

(ii) (A) the MFR Rollover Shareholder has executed and delivered the MFR Exchange Agreement, pursuant to which, immediately following the MFR Redemption and Distribution and prior to the Closing: (x) the MFR Rollover Shareholder will contribute the MFR Rollover Shares to GCH Holdings, Inc., a Delaware corporation and indirect parent of Buyer (“Parent”), in exchange for (1) shares of Parent as specified in the MFR Exchange Agreement (the “MFR Parent Shares”) and (2) the right to receive the portion of any amounts otherwise payable to Seller under this Agreement after the Closing (including pursuant to Section 1.6(c)) related to the MFR Rollover Shares; (y) immediately thereafter, the MFR Rollover Shareholder will contribute the MFR Parent Shares to LOGC Guarantor in exchange for the issuance to the MFR Rollover Shareholder of units of LOGC Guarantor as specified in the MFR Exchange Agreement (the “MFR LOGC Guarantor Units”); and (z) immediately thereafter, the MFR Rollover Shareholder will contribute the MFR LOGC Guarantor Units to CLI Management Aggregator, LLC, a Delaware limited liability company (“Management Aggregator”), in exchange for the issuance to the MFR Rollover Shareholder of units of Management Aggregator as specified in the MFR Exchange Agreement (such transactions contemplated by this clause (ii)(A), the “MFR Rollover”), and (B) the BPC Rollover Shareholder has executed and delivered the BPC Exchange Agreement, pursuant to which, immediately following the BPC Redemptions and Distributions and prior to the Closing: (x) the BPC Rollover Shareholder will contribute the BPC Rollover Shares to Parent, in exchange for (1) shares of Parent as specified in the BPC Exchange Agreement (the “BPC Parent Shares”) and (2) the right to receive the portion of any amounts otherwise payable to Seller under this Agreement after the Closing (including pursuant to Section 1.6(c)) related to the BPC Rollover Shares; (y) immediately thereafter, the BPC Rollover Shareholder will contribute the BPC Parent Shares to LOGC Guarantor in exchange for the issuance to the BPC Rollover Shareholder of units of LOGC Guarantor as specified in the BPC Exchange Agreement (the “BPC LOGC Guarantor Units”); and (z) immediately thereafter, the BPC Rollover Shareholder will contribute the BPC LOGC Guarantor Units to Management Aggregator, in exchange for the issuance to the BPC Rollover Shareholder of units of Management Aggregator as specified in the BPC Exchange Agreement (such transactions contemplated by this clause (ii)(B), the “BPC Rollover”, and together with the MFR Rollover, collectively, the “Rollover”); and

(iii) the parties thereto have executed and delivered the Contribution Agreement, pursuant to which, immediately following the Rollover, Parent will contribute and cause its applicable subsidiary to contribute the Rollover Shares to Buyer as a contribution to capital, such that, as of immediately following the Closing, Buyer will hold all of the Shares (such transactions contemplated by this clause (iii), “Rollover Share Contribution” and together with the Redemption and Distribution and the Rollover, collectively, the “Rollover Transactions”).

b)
The following definitions are hereby added to, or replace the existing definitions in, Section 9.1 of the Purchase Agreement in conforming alphabetical order:

“Amendment” means the Amendment to this Agreement made and entered into as of October 22, 2026, by and among the Parties.

“Ancillary Agreements” means the Escrow Agreement, the Confidentiality Agreement, the Equity Commitment Letters, the Employment Agreements, the Restrictive Covenant Agreements, the Redemption and Distribution Agreements, the Exchange Agreements and any other agreement entered into by the Parties in connection with the Transactions.

“BPC Exchange Agreement” means the Exchange Agreement entered into among the BPC Rollover Shareholder, Parent, LOGC Guarantor and Management Aggregator, concurrently with the Amendment.

“BPC LOGC Guarantor Units” shall have the meaning set forth in the Recitals.

“BPC Parent Shares” shall have the meaning set forth in the Recitals.

“BPC Redemption and Distribution Agreement” means the Redemption and Distribution Agreement entered into among Co-Invest, Seller and the BPC Rollover Shareholder, concurrently with the Amendment.

“BPC Redemptions and Distributions” shall have the meaning set forth in the Recitals.

“BPC Rollover” shall have the meaning set forth in the Recitals.

“BPC Rollover Amount” shall have the meaning set forth in the Recitals.

“BPC Rollover Shareholder” means Big Plan C LLC, a Delaware limited liability company.

“BPC Rollover Shares” shall have the meaning set forth in the Recitals.

“Co-Invest” means EagleTree-Gaylord Investment, L.P., a Delaware limited partnership.

“Exchange Agreements” means, collectively, the MFR Exchange Agreement and the BPC Exchange Agreement.

“MFR Exchange Agreement” means the Exchange Agreement entered into among the MFR Rollover Shareholder, Parent, LOGC Guarantor and Management Aggregator, concurrently with this Agreement.

“MFR LOGC Guarantor Units” shall have the meaning set forth in the Recitals.

“MFR Parent Shares” shall have the meaning set forth in the Recitals.

“MFR Redemption and Distribution” shall have the meaning set forth in the Recitals.

“MFR Redemption and Distribution Agreement” means the Redemption and Distribution Agreement entered into between Seller and the MFR Rollover Shareholder, concurrently with this Agreement, as amended by the Amendment to the Redemption and Distribution Agreement entered into concurrently with the Amendment.

“MFR Rollover” shall have the meaning set forth in the Recitals.

“MFR Rollover Amount” shall have the meaning set forth in the Recitals.

“MFR Rollover Shareholder” means MFR Holdings, L.L.C., a Louisiana limited liability company.

“MFR Rollover Shares” shall have the meaning set forth in the Recitals.

“Redemption and Distribution Agreements” means, collectively, the MFR Redemption and Distribution Agreement and the BPC Redemption and Distribution Agreement.

“Rollover Shareholders” means, collectively, the MFR Rollover Shareholder and the BPC Rollover Shareholder, and “Rollover Shareholder” means each of them individually.

c)
The definitions of “Exchange Agreement” and “Redemption and Distribution Agreement” in Section 9.1 of the Purchase Agreement are hereby deleted in their entirety, and each reference in the Purchase Agreement (other than as amended by this Amendment) to “the Exchange Agreement” or “the Redemption and Distribution Agreement” is hereby amended to refer to “the Exchange Agreements” or “the Redemption and Distribution Agreements”, respectively, or, where the context so requires, to “the applicable Exchange Agreement” or “the applicable Redemption and Distribution Agreement”, respectively.
d)
The following defined terms are hereby deleted from the “Defined Term” table in Section 9.1(a) of the Purchase Agreement: “LOGC Guarantor Units” and “Parent Shares”.
e)
Section 1.5(a)(i)(B) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

(B) with respect to each Rollover Shareholder, a stock transfer power or other appropriate instrument of assignment and transfer in substantially the form as set forth in Exhibit A to the applicable Exchange Agreement that represents all of the Rollover Shares applicable to such Rollover Shareholder, duly executed by such Rollover Shareholder in proper form for transfer on the books of the Company;

f)
In each of Section 1.6(c)(i) and Section 1.6(c)(ii) of the Purchase Agreement: (i) the first reference therein to “the Rollover Shareholder” is hereby amended to refer to “each Rollover Shareholder”; (ii) each reference therein to “the Rollover Amount” is hereby amended to refer to “such Rollover Shareholder’s portion of the Rollover Amount”; and (iii) the last reference therein to “the Rollover Shareholder” is hereby amended to refer to “such Rollover Shareholder”.
g)
Section 3.3(b) of the Purchase Agreement is hereby amended by deleting “(other than the Rollover Shares, which are held of record and beneficially by Seller as of the date hereof and will be held of record and beneficially by the Rollover Shareholder immediately following the Redemption and Distribution)” and replacing it with “(other than the Rollover Shares, which are held of record and beneficially by Seller as of the date hereof and will be held of record and beneficially by the Rollover Shareholders immediately following the Redemption and Distribution)”.
2.
Effect of Amendment; No Other Modification. Except as expressly set forth in this Amendment, the terms and conditions of the Purchase Agreement shall remain unmodified and in full force and effect in accordance with their terms. From and after the execution and delivery of this Amendment by the Parties, (a) each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Purchase Agreement as amended by this Amendment and (b) any reference to the Purchase Agreement in any instrument, document, notice, request, certificate or other writing shall be deemed to be a reference to the Purchase Agreement as amended by this Amendment. Any reference in this Amendment or the Purchase Agreement, or in any document referred to herein or therein, to the Purchase Agreement shall be a reference to the Purchase Agreement as amended hereby and as further amended, modified, restated, supplemented or extended from time to time.
3.
Miscellaneous. Article VIII of the Purchase Agreement shall apply to this Amendment, mutatis mutandis.

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IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed and delivered as of the date first written above.

BUYER:

GCH BUYER, INC.

By: _/s/ Mark Ward________________

Name: Mark Ward

Title: President

[Signature Page to Amendment to Stock Purchase Agreement]

SELLER:

EAGLETREE-GAYLORD MANAGEMENT INVESTMENT, L.P.

By: EagleTree Partners IV (GP), LP,

its General Partner

By: EagleTree Partners IV Ultimate GP, LLC,

its General Partner

By:_/s/ Anup Bagaria___________________

Name: Anup Bagaria

Title: Co-Managing Member and Authorized Signatory

[Signature Page to Amendment to Stock Purchase Agreement]

COMPANY:

EAGLETREE-GAYLORD HOLDINGS CORP.

By:_/s/ Robert Fogelson__________________

Name: Robert Fogelson

Title: President

[Signature Page to Amendment to Stock Purchase Agreement]

LOGC GUARANTOR (solely for purposes of Article VIII of the Purchase Agreement and the defined terms used therein):

CONTEXTLOGIC HOLDINGS, LLC

By: ContextLogic Holdings Inc.,

its managing member

By: _/s/ Mark Ward________________

Name: Mark Ward

Title: President

[Signature Page to Amendment to Stock Purchase Agreement]